UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 04, 2025

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Estrella Way
Burbank, California		91504
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Background

During the first fiscal quarter of 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Entravision Communications Corporation (the “Company”) reviewed the base salary, bonus, equity incentive and severance components of our executive compensation program and determined to make certain changes to such program for fiscal year 2025 to provide for an executive compensation program that is more heavily weighted toward equity compensation, including performance-based equity compensation, and, correspondingly, less heavily weighted toward cash compensation. Specifically, for fiscal year 2025, the Compensation Committee reduced the annual base salaries of Michael Christenson, the Company’s Chief Executive Officer, Jeffery Liberman, the Company’s President and Chief Operating Officer, and Mark Boelke, the Company’s Chief Financial Officer and Treasurer, by 47%, 38% and 25% relative to fiscal year 2024, respectively, and determined that these named executive officers will not be “covered executives” under the Company’s Executive Cash Incentive Bonus Plan (the “Cash Plan”) for fiscal year 2025, such that none of these named executive officers will receive a cash bonus under the Cash Plan for fiscal year 2025. For fiscal year 2025, the Compensation Committee granted annual equity incentive awards in the form of restricted stock units and performance stock units under the Company’s existing equity incentive plan to each of Messrs. Christenson, Liberman, and Boelke in amounts greater than the aggregate award size compared to fiscal year 2024 awards.

Amendments to Severance Plan

In furtherance of the changes to the Company’s fiscal year 2025 executive compensation program described above, on April 4, 2025, the Company entered into amendment letters (the “Amendment Letters”) with each of Messrs. Christenson, Liberman and Boelke, to provide that, if such person experiences a qualifying termination under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”) prior to December 31, 2026, then, solely for purposes of calculating severance payments under the Severance Plan, such officer’s base salary will be such officer’s base salary as in effect on December 31, 2024, the “then-current” year for calculating such officer’s target bonus is fiscal year 2024, and such officer will be deemed a “covered executive” for the year of termination under the Cash Plan.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment Letters, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Letter Agreement, dated April 4, 2025, by and between the Company and Michael Christenson
10.2*	Letter Agreement, dated April 4, 2025, by and between the Company and Jeffery Liberman
10.3*	Letter Agreement, dated April 4, 2025, by and between the Company and Mark Boelke
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_______________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	April 7, 2025	By:	/s/ Michael Christenson
Michael Christenson, Chief Executive Officer